Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by TOTAL S.A. under the U.S. Securities Act of 1933, as amended, of securities to be issued, from time to time, by TOTAL S.A. (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”), and filed with the United States Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: March 26, 2015	By:	/s/ PATRICK ARTUS
	Name:	Patrick Artus
	Title:	Director

Date: April 3, 2015	By:	/s/ PATRICIA BARBIZET
	Name:	Patricia Barbizet
	Title:	Director

Date: March 23, 2015	By:	/s/ MARC BLANC
	Name:	Marc Blanc
	Title:	Director

Date: March 30, 2015	By:	/s/ GUNNAR BROCK
	Name:	Gunnar Brock
	Title:	Director

Date: March 27, 2015	By:	/s/ MARIE-CHRISTINE COISNE-ROQUETTE
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: April 3, 2015	By:	/s/ BERTRAND COLLOMB
	Name:	Bertrand Collomb
	Title:	Director

Date: March 26, 2015	By:	/s/ PAUL DESMARAIS JR.
	Name:	Paul Desmarais Jr.
	Title:	Director

[Signature page of Form F-3 Power of Attorney — TOTAL S.A.]

Date: March 24, 2015	By:	/s/ THIERRY DESMAREST
	Name:	Thierry Desmarest
	Title:	Director

Date: April 3, 2015	By:	/s/ ANNE-MARIE IDRAC
	Name:	Anne-Marie Idrac
	Title:	Director

Date: March 30, 2015	By:	/s/ CHARLES KELLER
	Name:	Charles Keller
	Title:	Director

Date: March 27, 2015	By:	/s/ BARBARA KUX
	Name:	Barbara Kux
	Title:	Director

Date: March 30, 2015	By:	/s/ GERARD LAMARCHE
	Name:	Gérard Lamarche
	Title:	Director

Date: March 27, 2015	By:	/s/ ANNE LAUVERGEON
	Name:	Anne Lauvergeon
	Title:	Director

Date: April 3, 2015	By:	/s/ MICHEL PEBEREAU
	Name:	Michel Pébereau
	Title:	Director

[Signature page of Form F-3 Power of Attorney — TOTAL S.A.]

Date: March 24, 2015	By:	/s/ PATRICK POUYANNE
	Name:	Patrick Pouyanné
	Title:	Chief Executive Officer (Principal Executive Officer)

Date: April 3, 2015	By:	/s/ PATRICK DE LA CHEVARDIERE
	Name:	Patrick de La Chevardière
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: April 3, 2015	By:	/s/ DOMINIQUE BONNET
	Name:	Dominique Bonnet
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: March 19, 2015	By:	/s/ ROBERT O. HAMMOND
	Name:	Robert O. Hammond
	Title:	Authorized Representative in the United States

[Signature page of Form F-3 Power of Attorney — TOTAL S.A.]